UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) August 7, 2015

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of GigOptix, Inc. (the “Company”) approved, and the Company entered into, a Third Amended and Restated Employment Agreement (the “Dinu Employment Agreement”) with Dr. Raluca Dinu, amending the prior Second Amended and Restated Employment Agreement with Dr. Dinu filed as Exhibit 10.32 to the Annual Report on Form 10-K with the Securities and Exchange Commission (“SEC”) on March 17, 2015 (the “Prior Employment Agreement”). The Compensation Committee also promoted Dr. Dinu, as reflected in the Dinu Employment Agreement, from Senior Vice President of Global Sales and Marketing, to Executive Vice President of Global Sales and Marketing.

Consistent with the promotion, the Dinu Employment Agreement has been amended to provide for the severance which Dr. Dinu is entitled to receive in the event that her employment with the Company is terminated without “cause” or she resigns for “good reason” (as those terms are defined the Dinu Employment Agreement), and the amount that will be paid to her estate in the event of her death.

The Dinu Employment Agreement provides that in the event of Dr. Dinu’s death during the term of her employment, Dr. Dinu’s estate will receive one-twelfth of her base salary then in effect for twelve months, rather than six months as was provided under the Prior Employment Agreement.

In addition, the amendment to her employment terms provided by the Dinu Employment Agreement provides that Dr. Dinu would be entitled to receive a pro-rated annual bonus plus severance in installments over a six month period in an amount of up to six months of her respective annual base salary then in effect and a lump sum payment equal to six months of her respective annual base salary following the initial six month period, provided that the Company terminates her employment without “cause” or she resigned for “good reason” and there has been no Change of Control (as such term is defined in the Dinu Employment Agreement). In the event that such termination or resignation occurs within twelve months following a Change of Control, then Dr. Dinu will be entitled to a pro-rated annual bonus plus lump sum severance in an amount equal to twelve months of her respective annual base salary plus the average of her annual bonuses from the prior two years. These provisions were amended in order to align Dr. Dinu’s severance terms with the severance terms provided to the other commensurate-level executive officer of the Company, as described in the Current Report on Form 8-K with the SEC on March 28, 2012.

Other than as described above, the material terms of the Dinu Employment Agreement are as provided in the Prior Employment Agreement. A copy of the Dinu Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Dinu Employment Agreement does not purport to be complete and is qualified by its entirety by reference to Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Third Amended and Restated Employment Agreement by and between the Company and Dr. Raluca Dinu, dated as of August 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

GIGOPTIX, INC.

By:	/S/ DR. AVI KATZ
Dr. Avi Katz
Chief Executive Officer

Date: August 7, 2015

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Third Amended and Restated Employment Agreement by and between the Company and Dr. Raluca Dinu, dated as of August 3, 2015.